Exhibit 8(a)(2)

                                                        [LOGO] STATE STREET BANK

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                         SCUDDER, STEVENS & CLARK FUNDS

                              (See Attachment "A")

                            Effective October 1, 1986

      I.    Administration

            Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

            The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.

                            ANNUAL FEES PER PORTFOLIO

                                                      Custody, Portfolio
                  Fund Net Assets                     and Fund Accounting
                  ---------------                     -------------------

                  First $20 Million                      1/ 10 of 1%
                  Next $80 Million                       1/ 25 of 1%
                  Excess                                 1/100 of 1%

                  Minimum Monthly Charges         As stated in attachment "A"
                                                  and $2,000 for all new funds

      II.   Portfolio Trades - For each line item processed

            State Street Bank Repos                                       $7.00

            DTC or Fed Book Entry                                        $12.00

            New York Physical Settlements                                $25.00

            All other trades                                             $16.00

      III.  Options

            Option charge for each option written or
            closing contract, per issue, per broker                      $25.00

            Option expiration charge, per issue, per broker              $15.00

            Option exercised charge, per issue, per broker               $15.00

      IV.   Interest Rate Futures

            Transactions -- no security movement                         $ 8.00

      V.    Coupon Bonds

            Monitoring for calls and processing coupons -- for
            each coupon issue held -- monthly charge                     $ 5.00

      VI.   Holdings Charge

            For each issue maintained -- monthly charge                  $ 5.00

      VII.  Principal Reduction Payments

            Per paydown                                                  $ 3.00

      VIII. Dividend Charges (For items held at the Request
            of Traders over record date in street form)                  $50.00

      IX.   Earnings Credit

            A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

      X.    Automated Pricing

            Monthly Base Fee                                           $175.00*

            Monthly Quote Charge -

            -  Municipal Bonds via Muller Data                         $ 21.00

            -  Municipal Bonds via Kenny Information
               Systems                                                 $ 16.00

            -  Government, Corporate and Convertible
               Bonds via Merrill Lynch                                 $ 11.00

            -  Corporate and Government Bonds via
               Muller Data                                             $ 11.00

            -  Options, Futures and Private Placements                 $  6.00

            -  Foreign Equities and Bonds via Extel Ltd.               $  6.00

            -  Listed Equities, OTC Equities, and Bonds                $  6.00

            -  Corporate, Municipal, Convertible and
               Government Bonds, Adjustable Rate Preferred
               Stocks via IDSI                                         $  6.00

            For billing purposes, the monthly quote charge will be based on the average number of positions in the portfolio.

      XI.   Special Services

            Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

      *     Does not apply to Variable Life Series

      XII.  Out-of-Pocket Expenses

            A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

                  Telephone
                  Wire Charges ($4.70 per wire in and $4.55 out)
                  Postage and Insurance
                  Courier Service
                  Duplicating
                  Legal Fees
                  Supplies Related to Fund Records
                  Push Transfer -- $8.00 Each
                  Transfer Fees
                  Sub-custodian Charges
                  Price Waterhouse Audit Letter
                  Federal Reserve Fee for Return Check items over
                  $2,500 - $4.25
                  GNMA Transfer - $15 each

      XIII. Payment

            The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices.

SCUDDER, STEVENS & CLARK FUNDS         STATE STREET BANK & TRUST CO



By /s/ David S. Lee                    By /s/ [ILLEGIBLE]
   ---------------------------            ------------------------------------
Title  President                       Title  Vice President
Date   October 7, 1986                 Date   October 7, l986

Fund No.        Fund Name                                    Monthly Minimum
--------        ---------                                    ---------------
7201            Scudder Income                                   $1,000
7202            Scudder Growth & Income                           1,000
7203            Scudder Capital Growth                            1,000
7217            Scudder Government Mortgage Securities            2,000
7208            Scudder Cash Investment Trust                     1,500
7209            Scudder Managed Muni Bond                         1,500
7211            Scudder Government Money                          1,500
7290            Scudder California Tax Free                       1,500
7291            Scudder New York Tax Free                         1,500
7241            Scudder Global                                    2,500
7232            Scudder Target General 1986                       1,000
7233            Scudder Target General 1987                       1,000
7234            Scudder Target General 1990                       1,000
7240            Scudder Target General 1994                       1,000
7237            Scudder Target Government 1986                    1,00O
7238            Scudder Target Government 1987                    1,000
7239            Scudder Target Government 1990                    1,000
7260            Scudder Tax Free Target 1987                      1,O00
7261            Scudder Tax Free Target 1990                      1,000
7262            Scudder Tax Free Target 1993                      1,000
7251            Scudder Tax Free Target 1996                      1,000
7264            Scudder U.S. Government Zero Coupon 1990          1,000
7265            Scudder U.S. Government Zero Coupon 1995          1,000
7266            Scudder U.S. Government Zero Coupon 2000          1,000
7267            Scudder U.S. Government Zero Coupon 2005          1,000
7268            Scudder U.S. Government Zero Coupon 2010          1,000
7213            Scudder Variable Life Money Market                1,000
7214            Scudder Variable Life Equity                      1,000
7215            Scudder Variable Life Diversified                 1,000
7216            Scudder Variable Life Bond                        1,000
7210            Scudder Tax Free Money Fund                       1,500
7253            Scudder Variable Life Zero Coupon 1990            1,000
7254            Scudder Variable Life Zero Coupon 1995            1,000
7255            Scudder Variable Life Zero Coupon 2000            1,000
7256            Scudder Variable Life Zero Coupon 2005            1,000
7257            Scudder Variable Life Zero Coupon 2010            1,000

                                 ATTACHMENT "B"

                            to Custodian Fee Schedule
                              Dated October 1, 1986

Fund No.        Fund Name                                    Monthly Minimum
--------        ---------                                    ---------------
7295            Scudder Equity Income                            $1,000
7292            Scudder High Yield Tax Free                       1,500
7225            Scudder California Tax Free Money                 1,500
7224            Scudder New York Tax Free Money                   1,500
7206            Scudder Variable Life International               1,500
7223            Scudder Mass Tax Free                             1,500
7226            Scudder Ohio Tax Free                             1,500
7227            Scudder Penn Tax Free                             1,500



SCUDDER, STEVENS & CLARK FUNDS         STATE STREET BANK & TRUST CO.



By /s/ David S. Lee                    By /s/ [ILLEGIBLE]
   ---------------------------            ------------------------------------
Title  President                       Title  Vice President
Date   June 26, 1987                   Date   4/8/88